UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):     May 24, 2017

AWARE, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (781) 276-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 24, 2017, we held an annual meeting of stockholders. A total of 21,837,605 shares of our common stock were outstanding as of April 4, 2017, the record date for the annual meeting. The first matter acted upon at the annual meeting was the election of two Class III directors of our board of directors. Our stockholders elected Adrian F. Kruse and John S. Stafford, Jr. as members of our board of directors as Class III directors for a three-year term. The final results of the vote, as reported by our inspector of elections, were as follows:

Nominee	For	Withheld
Adrian F. Kruse	15,762,589	559,419
John S. Stafford, Jr.	15,826,808	495,200

The second matter acted upon at the annual meeting was an advisory vote on the approval of named executive officer compensation. Our stockholders approved, on an advisory basis, the compensation of individuals identified in the Summary Compensation Table, as disclosed in the Aware, Inc. 2016 proxy statement pursuant to the compensation disclosure rules of the SEC. The final results of the vote, as reported by our inspector of elections, were as follows:

For	Against	Abstain
15,742,197	563,723	16,088

The third matter acted upon at the annual meeting was an advisory vote on the approval of the frequency of holding stockholder votes on the approval of executive compensation. Our stockholders selected, on an advisory basis, “Two Years” on the frequency of advisory votes on executive compensation. The final results of the vote, as reported by our inspector of elections, were as follows:

Three Years	Two Years	One Year	Abstain
2,140,932	7,886,316	6,279,106	15,654

Our board of directors has decided to hold advisory stockholder votes to approve the compensation paid to our named executive officers as disclosed pursuant to Item 402 of Regulation S-K every two (2) years until the next required vote on the frequency of such advisory votes.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

	By:	/s/ Kevin T. Russell
Kevin T. Russell
President and Chief Executive Officer
Date: May 25, 2017	General Counsel